Exhibit 4

NOTICE OF AMENDMENT

(Executed by Lender upon Notice)

The undersigned hereby acknowledges, that as of September 7, 2018 original note payable due and owing by American Rebel, Inc., a Nevada corporation ("Borrower") and Dr. Gægory Burbelo and Joanne Burbelo Tenants by the Entirety ("Lenders") dated June 29, 2018, with a face amount of $250,000 (or amended amount of $300,000), is hereby increased.

Notice of Amendment
September 7, 2018

Increase in Debt from prior Notice
$50,000

/s/ Dr. GregoryBurbelo
Dr. Gregory Burbelo signing of behalf of Lenders

Borrower: American Rebel, Inc.

By:	/s/Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	President/Chief Executive Officer